QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SIMPLETECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

SIMPLETECH, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2002

TO THE SHAREHOLDERS OF SIMPLETECH, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SimpleTech, Inc., a California corporation (the "Company"), will be held on Wednesday, May 15, 2002, at 10:00 a.m. local time at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect the Company's Board of Directors;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on April 1, 2002, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Manouch Moshayedi Chief Executive Officer and Chairman of the Board of Directors
Santa Ana, California April 11, 2002

SIMPLETECH, INC.
3001 Daimler Street
Santa Ana, California 92705-5812
(949) 476-1180

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2002

        The enclosed proxy is solicited on behalf of the Board of Directors of SimpleTech, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 15, 2002, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612.

        Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 11, 2002.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares on April 1, 2002. A total of 38,406,829 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote "FOR" each of the director nominees and "FOR" the other proposal to be considered at the meeting.

        Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

        Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by filing with Mark Moshayedi, our Secretary, at our principal executive offices at 3001 Daimler Street, Santa Ana, California 92705-5812, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 require (i) the affirmative vote of a majority of the votes cast at the Annual Meeting and (ii) the affirmative vote of a majority of the required quorum.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

        Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

        To be included in the proxy statement and form of proxy relating to the Annual Meeting to be held in 2003, a shareholder proposal must be received by Mark Moshayedi, Secretary, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812 no later than December 12, 2002. If the Company is not notified of a shareholder proposal by February 25, 2003, then the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

        This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to our board of directors. Proposal No. 2 requests ratification of our independent accountants. Both of the proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Our board of directors currently consists of seven persons. All seven positions on our board of directors are to be elected at this meeting. Our board of directors has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors' seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

        Each director nominee for election has agreed to serve if elected, and we have no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a director nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the director nominee named below.

        The names of the director nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi	43	1990	Chief Executive Officer and Chairman of the Board of Directors
Mike Moshayedi	47	1990	President and Director
Mark Moshayedi	40	1992	Chief Operating Officer, Chief Technical Officer, Secretary and Director
Dan Moses	34	2000	Chief Financial Officer and Director
F. Michael Ball(1)	46	2000	Director
Thomas A. Beaver(1)	59	2000	Director
Mark R. Hollinger(1)	44	2000	Director

(1)
Member of the Audit and Compensation Committees

        Manouch Moshayedi, a co-founder of SimpleTech, has served as our President or Chief Executive Officer and Chairman of the Board of Directors since our inception in March 1990. From our inception in March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Fullerton and an M.B.A. from Long Island University in New York. Mr. Moshayedi is the brother of Mike Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

        Mike Moshayedi, a co-founder of SimpleTech, has served as our Director since our inception in March 1990 and our President since January 1995. From our inception in March 1990 to December 1994, Mr. Moshayedi served as our Senior Vice President or President of Sales and Marketing and Secretary. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Long Beach. Mr. Moshayedi is the brother of Manouch Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

        Mark Moshayedi has served as our Director since April 1992 and our Chief Operating Officer, Chief Technical Officer and Secretary since January 1995. From June 1994 to December 1994, Mr. Moshayedi served as our President of Research and Development. From April 1992 to June 1994, Mr. Moshayedi served as our Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi and Mike Moshayedi, both of whom are our executive officers and directors.

        Dan Moses has served as our Chief Financial Officer since September 1994 and our Director since March 2000. From October 1992 to August 1994, Mr. Moses served as our Controller. Before joining SimpleTech, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from May 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Master's of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant.

        F. Michael Ball joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since April 1996, Mr. Ball has been Corporate Vice President and President, North America Region of Allergan, Inc., a publicly-traded pharmaceutical company. From April 1995 to April 1996, Mr. Ball was Senior Vice President of Allergan, Inc. Mr. Ball graduated with a B.S. in science and an M.B.A. from Queen's University, Canada, and completed an executive management program at Stanford University.

        Thomas A. Beaver joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since January 2001, Mr. Beaver has been the Chief Executive Officer of 3DSP Corporation, a provider of digital signal processing intellectual property solutions. From October 1999 to December 2000, Mr. Beaver was the Chief Executive Officer of Wyle Electronics, Inc., a distributor of semiconductor products. From September 1998 to October 1999, Mr. Beaver was Executive Vice President of Worldwide Sales and Marketing of Astec Power, Inc., a supplier of power conversion products. Prior to Astec, Mr. Beaver spent more than 30 years with Motorola Corp., a provider of communications and semiconductor products, where he held a succession of increasingly responsible sales, marketing and senior management positions of which the most recent was Corporate Vice President and Director of Marketing and Sales of the company's Networking and Computing Systems Group. Mr. Beaver graduated with a B.S. in electrical engineering from Marquette University and an M.B.A. from the University of Minnesota.

        Mark R. Hollinger joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since September 1999, Mr. Hollinger has been President and Chief Executive Officer of Merix Corporation, a manufacturer of printed circuit boards. Mr. Hollinger has been a director of Merix Corporation, a publicly-traded company, since May 1999. From May 1999 to September 1999, Mr. Hollinger was President and Chief Operating Officer of Merix Corporation. From August 1998 to May 1999, Mr. Hollinger was Senior Vice President of Operations and Chief Operating Officer of Merix Corporation. From September 1997 to August 1998, Mr. Hollinger was Senior Vice President of Merix Corporation. From October 1994 to September 1997, Mr. Hollinger was Vice President Operations of Continental Circuits Corp., a manufacturer of printed circuit boards. Mr. Hollinger graduated with a B.A. in marketing from Capital University and an M.B.A. from Ohio State University.

Board Committees and Meetings

        In September 2000, our board of directors established an audit committee composed of Messrs. Ball, Beaver and Hollinger. The audit committee reviews our financial statements and accounting practices, makes recommendations to our board of directors regarding the selection of independent accountants and reviews the results and scope of our annual audit and other services provided by our independent accountants. Our audit committee met in March 2002, in connection with the audit of our 2001 financial statements, and held four meetings in 2001. The board of directors adopted and approved a charter for the audit committee in July 2000. The board of directors has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        In September 2000, our board of directors established a compensation committee composed of Messrs. Ball, Beaver and Hollinger. The compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. Our compensation committee held four meetings in 2001 and acted by unanimous written consent eight times during 2001.

        In September 2001, our board of directors established the special stock option committee which is to have separate but concurrent jurisdiction with the compensation committee to make option grants under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and the non-employee members of our board of directors. The special stock option committee is comprised solely of Manouch Moshayedi and held no meetings in the 2001 fiscal year and acted by unanimous written consent three times during such fiscal year.

        We do not have a standing nominating committee. Our board of directors held five meetings and acted by unanimous written consent five times during 2001. All then-current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2001.

Compensation Committee Interlocks and Insider Participation

        Our board of directors established our compensation committee in September 2000. Since September 2000, our compensation committee has been composed of Messrs. Ball, Beaver and Hollinger. Prior to September 2000, Manouch Moshayedi, Mike Moshayedi, and Mark Moshayedi participated in deliberations of our board of directors concerning executive officer compensation.

        None of the members of our compensation committee was at any time since the formation of SimpleTech an officer or employee of SimpleTech. Except as indicated below, none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee of the board of directors.

        Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are the sole beneficial stockholders of MDC Land Corporation, MDC Land LLC, XYZ, Inc. and QualCenter, Inc. In addition, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are each a member of the board of directors and/or executive officer of each of these companies. Manouch Moshayedi serves as the sole member of our special stock option committee.

        For additional information concerning transactions involving other members of the board of directors, see "Certain Transactions."

Director Compensation

        We do not provide cash compensation to the employee members of our board of directors for their service on the board or for attendance at meetings of committees of the board on which they serve. Each non-employee member of our board of directors receives $3,000 for attendance at each board meeting, but none of our non-employee board members receive any compensation for attendance at meetings of the various committees of our board of directors. In addition, our non-employee board members are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

        Employee board members are eligible to receive options and be issued shares of common stock directly under our 2000 Stock Incentive Plan. A non-employee board member will, upon his initial election or appointment to the board of directors, receive an automatic option grant to purchase 30,000 shares of common stock under the automatic option grant program of our 2000 Stock Incentive Plan. The option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a term of 10 years measured from the grant date, subject to earlier termination following the optionee's cessation of service on the board of directors. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee's cessation of board service. The shares subject to each automatic option grant will vest in a series of five successive equal annual installments upon the optionee's completion of each year of board service over the five-year period measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee's death or disability while serving as a board member.

        The current non-employee members of our board of directors, Messrs. Ball, Beaver and Hollinger, each received an automatic option grant on October 4, 2000, when they first joined the board, for 30,000 shares of common stock under the automatic option grant program of our 2000 Stock Incentive Plan. The exercise price per share in effect under each such option is $8.125, the fair market value per share of common stock on the grant date.

        In addition, Messrs. Ball, Beaver and Hollinger each received an additional option grant to purchase 10,000 shares of common stock on May 3, 2001. The exercise price per share in effect under each such option is $2.74, the fair market value per share of common stock on the grant date. Each option will vest and become exercisable in a series of five successive equal annual installments upon the optionee's completion of each year of board service over the five-year period measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee's death or disability while serving as a board member. Each of the options has a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee's cessation of service on the board of directors.

Vote Required

        The seven director nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

        Our board of directors unanimously recommends that the shareholders vote "FOR" the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

  a.
  Audit Fees—Aggregate fees billed for professional services rendered for the audit and review of our fiscal year 2001 annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q totaled approximately $128,000.

  b.
  Financial Information Systems Design and Implementation Fees: $0.

  c.
  All Other Fees:

    Tax return preparation: approximately $151,000.
    Consulting services: approximately $0.
    Other audit and tax services: approximately $15,000.

        Our audit committee has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence. PricewaterhouseCoopers LLP has been selected by our board of directors as our independent accountants for the fiscal year ending December 31, 2002. If ratification of this selection of accountants is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of accountants. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of us and our shareholders.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ended December 31, 2002.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002 requires (i) the affirmative vote of a majority of the votes cast at the Annual Meeting and (ii) the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

        Our board of directors unanimously recommends that the shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

OTHER MATTERS

        Our board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

        The following table sets forth certain information regarding our executive officers, directors and other key employees as of April 1, 2002.

Name	Age	Position
Manouch Moshayedi	43	Chief Executive Officer and Chairman of the Board of Directors
Mike Moshayedi	47	President and Director
Mark Moshayedi	40	Chief Operating Officer, Chief Technical Officer, Secretary and Director
Dan Moses	34	Chief Financial Officer and Director
Carl Swartz	61	Vice President of Strategic Planning and General Counsel
Michael Hajeck	42	Senior Vice President of Worldwide Sales
Jeanclaude Toma	38	Vice President of Marketing and Business Development
F. Michael Ball(1)	46	Director
Thomas A. Beaver(1)	59	Director
Mark R. Hollinger(1)	44	Director

(1)
Member of the Audit and Compensation Committees

        Manouch Moshayedi.    See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

        Mike Moshayedi.    See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

        Mark Moshayedi.    See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

        Dan Moses.    See "Proposal No. 1: Election of Directors" for Mr. Moses' biography.

        Carl Swartz joined SimpleTech as our Vice President of Strategic Planning and General Counsel in January 2000. From October 1999 to January 2000, Mr. Swartz was Chief Operating Officer with American BioScience, Inc., a biotechnology research and technology company. From January 1995 to October 1999, Mr. Swartz was our Vice President of Strategic Planning and General Counsel. Mr. Swartz graduated with a B.S. in engineering from the United States Naval Academy, an M.S. in engineering from the University of California, Los Angeles and a J.D. from Georgetown University.

        Michael Hajeck has served as our Senior Vice President of Worldwide Sales since January 2001. From January 1998 to January 2001, Mr. Hajeck served as our Vice President of OEM Sales. From October 1997 to January 1998, Mr. Hajeck was an independent consultant. From October 1996 to October 1997, Mr. Hajeck was Vice President of Sales, Americas at SanDisk Corporation, a manufacturer of Flash memory storage products. From January 1993 to October 1996, Mr. Hajeck was

Director of Sales at SanDisk Corporation. Mr. Hajeck graduated with a B.S. and Master's in Engineering from Rensselaer Polytechnic Institute.

        Jeanclaude Toma has served as our Vice President of Marketing and Business Development since September 2000. From August 1996 to August 2000, Mr. Toma was the President and Chief Operating Officer of NKK Micro Devices, Inc., an electronics company. From June 1991 to August 1996, Mr. Toma was the Director of Marketing for Toshiba America Electronic Company, an electronics company. Mr. Toma graduated with a B.S. in electrical engineering from the University of California, Irvine and an M.S. in electrical engineering and M.B.A. from California Polytechnic University, Pomona.

        F. Michael Ball.    See "Proposal No. 1: Election of Directors" for Mr. Ball's biography.

        Thomas A. Beaver.    See "Proposal No. 1: Election of Directors" for Mr. Beaver's biography.

        Mark R. Hollinger.    See "Proposal No. 1: Election of Directors" for Mr. Hollinger's biography.

Relationships Among Executive Officers and Directors

        Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of SimpleTech.

2001 Option Exchange Program

        In October 2001, the compensation committee of our board of directors authorized the implementation of an option exchange program pursuant to which our current United States employees, including executive officers, would have the opportunity to exchange their outstanding options to purchase shares of our common stock for new stock option grants to be made to them at a later date. The program was implemented because competition for key employees in our industry is intense, and the use of significant stock options for retention and motivation of such personnel is pervasive in high technology industries. The compensation committee of our board believes that stock options are a critical component of the compensation package we offer to our employees in order to promote long-term retention, motivate high levels of performance, and incentivize employee contributions to our success.

        By implementing an option exchange program whereby the outstanding options under our 2000 Stock Incentive Plan could be exchanged for new options that will be granted at a later date with an exercise price equal to the fair market value of our common stock on that grant date, the compensation committee intended to provide our employees with the opportunity to acquire new options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our shareholders.

        As a result of the option exchange program authorized by our compensation committee and approved by our board, all our current U.S. employees, including executive officers, were given the opportunity to exchange their outstanding stock options under our 2000 Stock Incentive Plan, whether those options had exercise prices above or below the current fair market value of our common stock, for new replacement options to be granted under our 2000 Stock Incentive Plan on or about June 21, 2002. Options for approximately 3,921,725 shares of common stock were eligible for participation in the option exchange program. Of this total, options for 377,500 shares were held by our named executive officers. The non-employee members of our board of directors were not eligible to participate in the program. At the conclusion of the option exchange program on December 20, 2001, we accepted for exchange and cancelled options to purchase an aggregate of 2,309,500 shares of our common stock, which represented 58.9% of the total number of shares covered by the options subject to the option exchange program. As a result, we expect to issue new replacement options to purchase approximately 2,309,500 shares of common stock on or about June 21, 2002 in exchange for those cancelled options. However, no replacement options will be granted to any employee whose options were cancelled pursuant to the option exchange program, unless that individual continues in our employ through the grant date of the replacement option. Each replacement option will cover the same number of shares subject to the cancelled option to which it relates, adjusted, however, for any stock split, combination or the like occurring prior to the grant date of the replacement options. Each replacement option will have a new vesting schedule pursuant to which it will vest and become exercisable in a series of three successive equal annual installments upon the optionee's completion of each year of service over the three-year period measured from the grant date of the replacement option. The exercise price of each replacement option will be equal to the closing price per share of our common stock on the grant date, as that price is reported on the Nasdaq National Market. Each option will have a maximum term of ten years from the grant date, subject to earlier termination upon the optionee's cessation of employment with us. The terms and conditions of the replacement options will be substantially similar to those of the cancelled options.

        The table below provides certain information concerning our named executive officers who participated in the option exchange program and the options which were cancelled pursuant to that program. The non-employee members of our board were not eligible to participate in the program.

10-YEAR OPTION REPRICINGS

Name and Principal Position	Date	Number of Securities Underlying Options/SAR's Repriced or Amended	Market Price of Stock at Time of Cancellation	Exercise Price at Time of Cancellation	New Exercise Price	Length of Original Option Term Remaining at Date of Cancellation
Dan Moses Chief Financial Officer and Director	12/20/01	100,000	$3.24	$11.00	TBD after 6/21/02	8.8 years
Carl Swartz Vice President of Strategic Planning and General Counsel	12/20/01	50,000	$3.24	$11.00	TBD after 6/21/02	8.8 years
Jeanclaude Toma Vice President of Marketing and Business Development	12/20/01	150,000	$3.24	$11.00	TBD after 6/21/02	8.8 years

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that for the reporting period from January 1, 2001 to December 31, 2001, our executive officers and the non-employee members of our board of directors complied with all their reporting requirements under Section 16(a), except that Mr. Hajeck filed a late Form 5 with the SEC in connection with the receipt of an option.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth certain summary information concerning the compensation earned by our chief executive officer, each of our other four most highly compensated executive officers and two other key employees (determined on the basis of their salary and bonus for the 2001 fiscal year) for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999, respectively. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for our 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are collectively referred to as the "named executive officers."

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Other Annual Compensation($)		Securities Underlying Options(#)		All Other Compensation($)
	Year	Salary($)(1)		Bonus($)
Manouch Moshayedi(2) Chief Executive Officer and Chairman of the Board of Directors	2001 2000 1999	352,000 430,100 440,000	†	— — —	13,100 11,300 104,100	(3) (5) (7)	— — —		24,100 24,700 18,600	(4) (6) (8)
Mike Moshayedi(9) President and Director	2001 2000 1999	352,500 430,100 440,000	†	— — —	11,400 11,400 79,900	(10) (10) (12)	— — —		25,700 25,700 18,600	(11) (11) (13)
Mark Moshayedi(14) Chief Operating Officer, Chief Technical Officer, Secretary and Director	2001 2000 1999	352,500 430,100 428,000	†	— — —	12,700 12,700 66,800	(15) (15) (17)	— — —		25,700 25,700 18,600	(16) (16) (18)
Dan Moses Chief Financial Officer and Director	2001 2000 1999	169,000 160,300 138,200	(19) (21) (22)	102,000 3,333 —	— — —		25,000 100,000 —	*	5,300 3,800 5,000	(20) (20) (20)
Carl Swartz Vice President of Strategic Planning and General Counsel	2001 2000 1999	223,600 184,000 192,300	(23) (24)	— — —	— — —		12,500 50,000 —	*	5,300 5,300 5,000	(20) (20) (20)
Michael Hajeck Senior Vice President of Worldwide Sales	2001 2000 1999	259,600 255,000 236,500		134,900 404,200 150,100	— — —		25,000 — 339,989		5,300 5,300 5,000	(20) (20) (20)
Jeanclaude Toma Vice President of Marketing and Business Development	2001 2000 1999	197,200 53,400 —	(25) (26)	43,750 — —	— — —		15,000 150,000 —	*	4,479 — —	(20)

*
All of these particular options were cancelled in December 2001 pursuant to our option exchange program. The executive officer will receive a replacement option for the same number of shares on or about June 21, 2002, provided he continues in our employ through that date. The replacement option will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination upon the officer's termination of employment. The replacement option will vest in three successive equal annual installments upon the officer's completion of each year of service over the three-year period measured from the grant date.

†
Each of these officers voluntarily reduced his annualized base salary for the period beginning May 21, 2001 through July 1, 2002 in order to reduce our expenses and operating costs during the general economic slow down. Accordingly, the annualized base salary for each of these officers for the period beginning May 21, 2001 through July 1, 2002 is effectively $290,000.

(1)
The amount includes elective deferred contributions by the executive to our 401(k) plan.

(2)
While we were an S corporation, Manouch Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately $10.7 million in 2000, including distributions totaling $1.5 million paid to the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's children, and $556,000 in 1999. In addition, Manouch Moshayedi received a $1.0 million return of paid-in capital in 2000.

(3)
Represents $13,100 for personal use of our company automobiles.

(4)
Represents (a) $20,400 for life insurance premiums paid on Manouch Moshayedi's behalf and (b) $3,700 in 401(k) matching contributions made by us.

(5)
Represents $11,300 for personal use of our company automobiles.

(6)
Represents (a) $20,400 for life insurance premiums paid on Manouch Moshayedi's behalf and (b) $4,300 in 401(k) matching contributions paid by us.

(7)
Represents (a) $55,700 for personal travel and entertainment expenses, (b) $11,700 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $500 for auto insurance premiums paid on Manouch Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Manouch Moshayedi.

(8)
Represents (a) $13,600 for life insurance premiums paid on Manouch Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(9)
While we were an S corporation, Mike Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately $10.6 million in 2000, including distributions totaling $1.5 million paid to the M. and P. Moshayedi Investment Trust, dated 12/30/96 for the benefit of Mike Moshayedi's children, and $578,000 in 1999. In addition, Mike Moshayedi received a $1.0 million return of paid-in capital in 2000.

(10)
Represents $11,400 for personal use of our company automobiles.

(11)
Represents (a) $20,400 for life insurance premiums paid on Mike Moshayedi's behalf and (b) $5,300 in 401(k) matching contributions made by us.

(12)
Represents (a) $28,500 for personal travel and entertainment expenses, (b) $13,600 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $1,600 for auto insurance premiums paid on Mike Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Mike Moshayedi.

(13)
Represents (a) $13,600 for life insurance premiums paid on Mike Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(14)
While we were an S corporation, Mark Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately $10.7 million in 2000, including distributions totaling $1.3 million paid to the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi's children, and $503,000 in 1999. In addition, Mark Moshayedi received a $1.0 million return of paid-in capital in 2000.

(15)
Represents $12,700 for personal use of our company automobiles.

(16)
Represents (a) $20,400 for life insurance premiums paid on Mark Moshayedi's behalf and (b) $5,300 in 401(k) matching contributions paid by us.

(17)
Represents (a) $16,700 for personal travel and entertainment expenses, (b) $12,700 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $1,200 for auto insurance premiums on Mark Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Mark Moshayedi.

(18)
Represents (a) $13,600 for life insurance premiums paid on Mark Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(19)
Includes an automobile allowance of $9,000.

(20)
Represents contribution to our 401(k) plan made on behalf of the named officer to match a portion of his elective deferral contributions to such plan.

(21)
Includes an automobile allowance of $7,800.

(22)
Includes an automobile allowance of $6,300.

(23)
Represents salary earned for the period from January 17, 2000 through December 31, 2000.

(24)
Represents salary earned for the period from January 1, 1999 through October 5, 1999.

(25)
Includes an automobile allowance of $7,200.

(26)
Represents salary earned for the period from September 11, 2000 through December 31, 2000. Includes an automobile allowance of $2,200.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to each of our each named executive officers during the year ended December 31, 2001. We did not grant any stock appreciation rights during the year ended December 31, 2001.

	Individual Grants
	Number of Shares of Common Stock Underlying Options Granted(#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2001
Name			Exercise Price Per Share ($/share)	Expiration Date
					5%($)	10%($)
Manouch Moshayedi	—	—	—	—	—	—
Mike Moshayedi	—	—	—	—	—	—
Mark Moshayedi	—	—	—	—	—	—
Dan Moses	25,000	1.6%	$2.74	5/3/11	$43,079	$109,171
Carl Swartz	12,500	0.8%	$2.74	5/3/11	$21,540	$54,586
Michael Hajeck	25,000	1.6%	$2.74	5/3/11	$43,079	$109,171
Jeanclaude Toma	15,000	0.9%	$3.375	3/2/11	$31,838	$80,683

        Each option has a maximum term of 10 years, subject to earlier termination following the optionee's cessation of employment, and will vest and become exercisable in five successive equal annual installments upon the optionee's completion of each year of employment with us over the five-year period measured from the grant date. The option will vest and become exercisable in full on an accelerated basis in the event we are acquired and the option is neither assumed nor replaced with a cash incentive program which preserves the spread on the unvested portion of that option and provides for subsequent payout in accordance with the same vesting schedule.

        Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant and do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to each of our named executive officers concerning their exercise of stock options during the fiscal year ended December 31, 2001 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2001, and no stock appreciation rights were outstanding at the close of such year.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares, and the "Value of Unexercised In-The-Money Options" is based the closing selling price per share at the close of the 2001 fiscal year less the exercise price payable per share. Options are "In-The-Money" if the fair market value of the underlying options exceeds the exercise price of the option.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In-The-Money Options at December 31, 2001
Name	Shares Acquired on Exercise(#)	Value Realized($)			Exercisable ($)	Unexercisable ($)
			Exercisable	Unexercisable
Manouch Moshayedi	—	—	—	—	—	—
Mike Moshayedi	—	—	—	—	—	—
Mark Moshayedi	—	—	—	—	—	—
Dan Moses	25,000	42,771	314,989	25,000	595,591	5,250
Carl Swartz	—	—	125,173	12,500	236,681	2,625
Michael Hajeck	—	—	106,251	32,083	187,700	17,763
Jeanclaude Toma	—	—	—	15,000	—	0

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        We have entered into employment agreements with each of our named executive officers. Our employment agreements generally require each employee to devote all of his working time and attention to our business. In addition, the agreement contains non-competition restrictions and covenants, including provisions prohibiting each employee from competing with us during his period of employment with us and for a one-year period thereafter. Each employment agreement is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, each employee has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. The compensation of our named executive officers are subject to annual review and adjustment by our board of directors and compensation committee. A summary of the compensation packages provided to each of our named executive officers is provided in the table below.

Compensation Packages Contained in Employment Agreements

Name	Position	Date of Agreement	Initial Annual Base Salary
Manouch Moshayedi	Chairman of the Board and Chief Executive Officer	March 2000	$440,000	(1)
Mike Moshayedi	President	March 2000	$440,000	(1)
Mark Moshayedi	Chief Operating Officer, Chief Technical Officer and Secretary	March 2000	$440,000	(1)
Dan Moses	Chief Financial Officer	March 2000	$150,000	(2)
Carl Swartz	Vice President of Strategic Planning and General Counsel	March 2000	$200,000	(3)
Michael Hajeck	Senior Vice President of Worldwide Sales	March 2000	$250,000	(4)
Jeanclaude Toma	Vice President of Marketing and Business Development	September 2000	$190,000

(1)
Each of the indicated officers voluntarily reduced his annualized base salary for the period beginning May 21, 2001 through July 1, 2002 in order to reduce our expenses and operating costs during the general economic slow down. Accordingly, the annualized base salary for each of these officers for the period beginning May 21, 2001 through July 1, 2002 is effectively $290,000.

(2)
In September 2000, we increased Mr. Moses' annual base salary to $160,000 with a quarterly bonus not to exceed $40,000 annually based on certain performance objectives.

(3)
In March 2001, our compensation committee agreed to increase Mr. Swartz's annual base salary to $225,000 retroactive to January 2001.

(4)
Under Mr. Hajeck's employment agreement, he is also entitled to monthly commissions based on the dollar value of net sales of products sold by our Industrial Division for that particular month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of April 1, 2002, except as noted in the footnotes below, by:

  •
  Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

  •
  Each named executive officer;

  •
  Each of our directors; and

  •
  All of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after April 1, 2002, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 1, 2002, 38,406,829 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and sole investment power with respect to the shares shown as beneficially owned. The address of each individual listed below is c/o 3001 Daimler Street, Santa Ana, California 92705-5812.

	Beneficial Ownership of Shares
Name of Beneficial Owner
	Number	Percentage
Executive officers and directors:
Manouch Moshayedi(1)	10,135,946	26.4%
Mike Moshayedi(2)	9,021,996	23.5
Mark Moshayedi(3)	11,486,535	29.9
Dan Moses(4)	320,113	*
Carl Swartz(5)	343,835	*
Michael Hajeck(6)	346,335	*
Jeanclaude Toma(7)	15,000	*
F. Michael Ball(8)	37,000	*
Thomas A. Beaver(8)	32,800	*
Mark. R. Hollinger(8)	32,000	*
All directors and executive officers as a group (10 persons)(9)	31,771,560	81.3%

*
Less than one percent

(1)
Includes (i) 1,098,496 shares held by Manouch Moshayedi, as a Co-Trustee for the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi's children, (ii) 5,996,000 shares held by Manouch and Sophie Moshayedi, as Trustees for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's family, (iii) 1,500,000 shares held by Manouch Moshayedi, as Trustee for the Manouch Moshayedi Grantor Retained Annuity Trust for the benefit of Manouch Moshayedi and his family and (iv) 1,500,000 shares held by Manouch Moshayedi, as Trustee for the Sophie Moshayedi Grantor Retained Annuity Trust for the benefit of Manouch Moshayedi and his family. Manouch Moshayedi has shared voting and dispositive power with respect to the shares held by the D. and N. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust. Manouch Moshayedi expressly disclaims beneficial ownership of shares held by the D. and N. Moshayedi Investment Trust.

(2)
Includes (i) 7,019,996 shares held by Mike & Parto Moshayedi, as Trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi's family, (ii) 1,000,000 shares held by Mike Moshayedi, as Trustee for the Masoud Moshayedi Grantor Retained Annuity Trust for the benefit of Mike Moshayedi and his family and (iii) 1,000,000 shares held by Mike Moshayedi, as Trustee for the Parto Moshayedi Grantor Retained Annuity Trust for the benefit of Mike Moshayedi and his family. Does not include 9,000 shares held by Mike Moshayedi's spouse. Mike Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and P. Moshayedi Revocable Trust.

(3)
Consists of (i) 1,204,343 shares held by Mark Moshayedi, as Trustee for the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's children, (ii) 590,173 shares held by Mark Moshayedi, as a Co-Trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Kevin Moshayedi, (iii) 590,173 shares held by Mark Moshayedi, as a Co-Trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Brian Moshayedi, (iv) 7,101,846 shares held by Mark and Semira Moshayedi, as Trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark Moshayedi's family, (v) 1,000,000 shares held by Mark Moshayedi, as trustee for the Mehrdad Moshayedi Grantor Retained Annuity Trust for the benefit of Mark Moshayedi and his family and (vi) 1,000,000 shares held by Mark Moshayedi, as Trustee for the Semira Moshayedi Grantor Retained Annuity Trust for the benefit of Mark Moshayedi and his family. Mark Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and S. Moshayedi Revocable Trust, the M. and P. Moshayedi Investment Trust FBO Kevin Moshayedi and the M. and P. Moshayedi Investment Trust FBO Brian Moshayedi. Mark Moshayedi expressly disclaims beneficial ownership of shares held by the M. and S. Moshayedi Investment Trust, the M. and P. Moshayedi Investment Trust FBO Kevin Moshayedi and the M. and P. Moshayedi Investment Trust FBO Brian Moshayedi.

(4)
Includes 319,989 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

(5)
Includes of 127,673 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

(6)
Includes 118,334 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

(7)
Includes 15,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

(8)
Includes 32,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

(9)
Includes 676,996 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 1, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report is not to be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of SimpleTech, Inc. (the "Company") administers the compensation program for the Company's executive officers. The role of the Committee, which is comprised of three outside non-employee directors, is to review and recommend or approve the base salaries, bonuses and other cash compensation of the executive officers. The Committee also administers the Company's 2000 Stock Incentive Plan (the "2000 Plan") with respect to all executive officers and has the exclusive authority to make option grants to them under the 2000 Plan.

        The Company's executive compensation program utilizes a combination of Company performance, individual performance and increases in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company's shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

        The Committee administers the Company's executive compensation programs to ensure that the total cash compensation paid to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The base salary for each officer reflects the salary levels for comparable positions for comparable companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. Each executive officer's base salary may be adjusted each year on the basis of (i) the Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. The compensation of executive officers is expected to be reviewed annually by the Committee.

        The Committee does not rely on any external compensation surveys in setting the cash compensation of the executive officers and does not attempt to target their cash compensation at any specific percentile of the levels of compensation in effect for other executives in comparable positions in the industry.

Equity-Based Compensation

        The Committee believes that stock option grants under the 2000 Plan serve to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan. Each option generally becomes exercisable in a series of equal installments over a specified period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

        The base salary of Manouch Moshayedi, our Chairman and Chief Executive Officer, has been set at a level that the Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. It is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Mr. Moshayedi has not been granted stock options due to his substantial equity ownership in the Company. Mr. Moshayedi's annual base salary for 2001 was $440,000 and his annual base salary for 2002 is set at $440,000. However, Mr. Moshayedi voluntarily reduced his annualized base salary for the period beginning May 21, 2001 through July 1, 2002 in order to reduce the Company's expenses and operating costs during the general economic slow down. Accordingly, Mr. Moshayedi's annualized base salary is effectively $290,000 for the period beginning May 21, 2001 through July 1, 2002.

2001 Option Exchange Program

        The market price of the Company's common stock decreased substantially from a high of $11.53 in September 2000 to a low of $1.03 in September 2001. In light of this substantial decline in market price, many of the outstanding options held by the Company's executive officers and employees had exercise prices significantly higher than the market price of the Company's common stock. The Committee believed that these options had little or no value and were unlikely to be exercised in the foreseeable future. As a result, the Committee decided that these options were no longer effective in achieving the desired objectives of retaining and incentivizing employees important to the Company's attainment of its business and financial objectives and the creation of value for the shareholders.

        Accordingly, on October 29, 2002, the Committee authorized the Company to implement an option exchange program pursuant to which the Company's current United States employees, including executive officers, were given the opportunity to exchange their outstanding options to purchase shares of the Company's common stock for new stock options for the same number of shares to be granted to them at a later date. Options for approximately 3,921,725 shares of common stock were eligible for participation in the option exchange program, and 9.7% of those options had exercise prices below the $2.70 market price per share of the Company's common stock at the time the program commenced. Options for 377,500 shares were held by the Company's named executive officers and were eligible for exchange. Non-employee members of the Company's Board of Directors were not eligible to participate in the program. At the conclusion of the option exchange program on December 20, 2001, the Company accepted for exchange and cancelled options to purchase an aggregate of 2,309,500 shares of the Company's common stock, which represented 58.9% of the total number of shares covered by the options subject to the option exchange program. As a result, the Company expects to issue new replacement options under the 2000 Plan for approximately 2,309,500 shares of common stock on or about June 21, 2002 in exchange for those cancelled options. However, no replacement options will be granted to any employee whose options were cancelled pursuant to the option exchange program, unless that individual continues in the Company's employ through the grant date of the replacement option. In addition, each replacement option will have a new vesting schedule pursuant to which that option will vest and become exercisable in a series of three successive equal annual installments upon the optionee's completion of each year of service over the three-year period measured from the grant date of the replacement option. The exercise price of each replacement option will be equal to the closing price per share of the Company's common stock on the grant date and will have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of employment with us.

        The Committee determined that this program was necessary because equity incentives in the form of stock option grants are a critical component of the compensation package provided to key employees of the Company and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of replacement options to be granted with an exercise price equal to the fair market value of the common stock at the time of grant. However, in order to assure that the option exchange program served its primary purposes of assuring the continued service of key employees and helping to create shareholder value, the Committee imposed several limitations. First, no participant will be eligible to receive a replacement option for his or her cancelled option unless that individual continues in the Company's employ until the grant date of the replacement option. To assure that the replacement option will not be treated as a variable award for financial accounting purposes which would otherwise have a negative impact upon the Company's earnings, no replacement option is to be granted at any time before June 21, 2002. As a result, each participant in the program must remain in the Company's employ until that date in order to receive the replacement option. In addition, the replacement option will have a new vesting schedule pursuant to which that grant will vest and become exercisable in a series of three successive equal annual installments upon the optionee's completion of each year of employment with the Company over the three-year period measured from the grant date of the replacement option. As a result, the optionee will only have the opportunity to acquire all the shares subject to his or her replacement option if he or she remains in the Company's employ for a period of at least forty-two months following the cancellation of his or her options under the option exchange program.

        As a result of the deferred grant date for the replacement options and the new vesting schedule imposed on each of those options, the Committee believes that the program strikes an appropriate balance between the interests of the Company's employees and those of the shareholders. The replacement options provide an opportunity for executive officers and other employees essential to the Company's long-term financial success to restore value to the equity component of their compensation package. However, those individuals will enjoy the benefits of the replacement options only if they in fact remain in the Company's employ and contribute to the Company's financial success in a manner which creates shareholder value in the form of increases to the market value of the Company's common stock.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, and the Committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for the 2002 fiscal year will exceed that limit. Accordingly, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers but will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level. The 2000 Plan has been structured so that any compensation deemed paid by the Company in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation on deductibility.

Submitted by the Compensation Committee of the Board of Directors,

F. Michael Ball Thomas A. Beaver Mark R. Hollinger

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee (the "Audit Committee") of the Board of Directors of SimpleTech, Inc. (the "Company") with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors,

F. Michael Ball Thomas A. Beaver Mark R. Hollinger

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for us, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Electronics (Semiconductors) Index, assuming an investment of $100. No cash dividends have been declared on our common stock. The graph covers the period from September 29, 2000, the commencement date of the our initial public offering of shares of common stock, to December 31, 2001. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

          *$100 invested on 9/29/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31, 2001.

	Cumulative Total Return
	Sept. 29, 2000	Dec. 2000	Mar. 2001	June 2001	Sept. 2001	Dec. 2001
SIMPLETECH, INC.	100.00	35.23	28.41	22.73	13.18	26.82
NASDAQ STOCK MARKET (U.S.)	100.00	66.96	49.98	58.91	40.87	53.13
S & P ELECTRONICS (SEMICONDUCTORS)	100.00	72.40	39.27	43.62	28.88	42.68

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

        In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers' and directors' liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

MDC Land Corporation and MDC Land LLC

        We occupy two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which our executive offices, manufacturing, engineering, research and development, and test engineering operations are located. We lease both facilities from MDC Land LLC, which is wholly owned by Manouch Moshayedi, Mark Moshayedi, and Mike Moshayedi, each of whom is an executive officer and director of SimpleTech, and has no operations other than its leasing transactions with us. We also leased some of the equipment used in our manufacturing and test engineering operations from MDC Land Corporation.

        24,500 square foot facility.    We lease the 24,500 square foot facility from MDC Land LLC for a base rent of approximately $17,000 per month. This lease expires in March 2005. Our lease of the 24,500 square foot facility with MDC Land LLC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

        48,600 square feet facility.    We lease the 48,600 square foot facility from MDC Land LLC for a base rent of approximately $33,000 per month. This lease expires in May 2005. Our lease of the 48,600 square foot facility with MDC Land LLC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

        Lease of Equipment.    We leased some of the equipment used in our manufacturing and test engineering operations from MDC Land Corporation. Our aggregate equipment lease payments to MDC Land Corporation was approximately $385,000 in 2001. In December 2001, we exercised our purchase option under these equipment leases by purchasing all of the related equipment for approximately $21,000.

SimpleTech Subsidiary Ownership

        In February 1995, we formed Simple Technology Canada Ltd., a Canadian corporation with headquarters in Mississauga, Canada, with Manouch Moshayedi, Mike Moshayedi and Mark

Moshayedi, each of whom is an executive officer and director of SimpleTech. We initially owned 79% of the membership interests in Simple Technology Canada and the Moshayedis initially owned the remaining 21%. Simple Technology Canada was formed for the purpose of manufacturing, selling and marketing our products in Canada. Under U.S. law at the time of formation of Simple Technology Canada, we could not wholly own a subsidiary since we were an S corporation. Accordingly, we formed Simple Technology Canada with the Moshayedis to meet this ownership requirement. Simple Technology Canada has been inactive since April 1998 when we discontinued our Canadian operations, and we are presently in the process of dissolving the company. In June 2000, Simple Technology Canada distributed all of its assets totaling approximately $92,000 to its shareholders through the establishment of an escrow account. Subsequently, we made filings with the Canadian tax authorities to dissolve Simple Technology Canada and we are currently awaiting their approval. In June 2000, the Moshayedis sold their 21% interest to us for approximately $2.00, the then-current fair market value. Upon dissolution, the amount held in escrow will be distributed to the Moshayedis and us in proportion to our previous ownership interests.

        In May 1996, we formed S.T.I., LLC, a California limited liability company, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We own 97% of the membership interests in S.T.I., LLC and the Moshayedis own the remaining 3%. S.T.I., LLC was formed to limit our potential liability from our European manufacturing, sales and marketing operations. Under California law at the time of formation of S.T.I., LLC, limited liability companies were required to have more than one member. Accordingly, we formed S.T.I., LLC with the Moshayedis to meet this ownership requirement. To date, S.T.I. LLC has made no withdrawals or distributions of any kind in favor of any owner. We intend to acquire the Moshayedis' interest in S.T.I., LLC for approximately $100, eliminating the Moshayedi's interest in S.T.I., LLC and making it our wholly owned subsidiary.

        In June 1996, S.T.I., LLC and MDC Land Corporation formed Simple Technology Europe, a privately-held unlimited company registered in Scotland. Simple Technology Europe was set up to serve as the sales and marketing entity for our European operations and currently employs our sales and marketing team located in Scotland and England. S.T.I., LLC owns 99% and MDC Land Corporation owns 1% of the outstanding shares of capital stock of Simple Technology Europe. Other than the 1% ownership interest in Simple Technology Europe held by MDC Land Corporation, MDC Land Corporation does not have any other relationship, either business, financial or otherwise, with Simple Technology Europe. To date, there has been no withdrawal from, or distribution of any kind by, Simple Technology Europe in favor of any owner.

        In January 1996, we formed Simple Technology Limited, a privately-held limited company registered in Scotland, to serve as the manufacturing entity for our European headquarters to take advantage of local U.K. tax laws. Simple Technology Limited is a wholly owned subsidiary of Simple Technology Europe. Simple Technology Limited concluded its manufacturing operations in April 1999 and is currently inactive. To date, Simple Technology Limited has made no withdrawals or distributions of any kind in favor of any owner. We intend to dissolve Simple Technology Limited in 2002 or as soon as possible thereafter.

        Many of the transactions set forth above were made while we were a privately held corporation. All future transactions, including loans, if any, between us and our officers, directors and principal shareholders and their affiliates, and any transactions between us and any entity with which our officers, directors or principal shareholders or their affiliates are affiliated, will be approved by a majority of our board of directors, including a majority of the independent and disinterested outside directors of our board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

        We have filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Carl Swartz, General Counsel, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

        Our board of directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

        It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of our Annual Report for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

Manouch Moshayedi Chief Executive Officer and Chairman of the Board of Directors
Dated: April 11, 2002 Santa Ana, California

SIMPLETECH, INC.
PROXY

Annual Meeting of Shareholders, May 15, 2002

 This Proxy is Solicited on Behalf of the Board of Directors of
SimpleTech, Inc.

          The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 15, 2002 and the Proxy Statement and appoints Manouch Moshayedi and Dan Moses, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SimpleTech, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, on Wednesday, May 15, 2002 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Please detach and return in the envelope provided

ANNUAL MEETING OF SHAREHOLDERS
SIMPLETECH, INC.
MAY 15, 2002

Please date, sign and mail your
proxy card back as soon as possible!

☒
Please mark as in this example

        The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

1.	To re-elect seven directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
	Nominees: (a) Manouch Moshayedi (b) Mike Moshayedi (c) Mark Moshayedi (d) Dan Moses (e) F. Michael Ball (f) Thomas A. Beaver	To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:
(g) Mark R. Hollinger
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
	Mark if you plan to attend the Annual Meeting	☐
	Mark here for change of address and provide your current address on the lines below	☐

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)

Please sign your name:		Date:
(Authorized Signature(s))

Note: Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

QuickLinks

SCHEDULE 14A
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2002
GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
MANAGEMENT
10-YEAR OPTION REPRICINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS